Exhibit 10.3

PROMISSORY NOTE AND PLEDGE AGREEMENT

$20,826,000	September 25, 2012

FOR VALUE RECEIVED, the undersigned, CLEANTECH EUROPE II (A) LP, a limited partnership established under the laws of England (“Maker”), hereby unconditionally promises to pay to the order of LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Payee”), at 1227 South Patrick Drive, Building 2A, Satellite Beach, FL 32937, or such other address given to Maker by Payee, the principal sum of TWENTY MILLION EIGHT HUNDRED TWENTY SIX AND NO/100 DOLLARS ($20,826,000), or as much thereof as may be outstanding.

This Promissory Note and Pledge Agreement (this “Note”) secures payment of the Purchase Price (as defined therein) by Maker pursuant to Section 1(a) of that certain Preferred Stock Subscription Agreement dated as of the date hereof, by and among Payee and Cleantech Europe II (A) LP and Cleantech Europe II (B) LP, as purchasers (the “Subscription Agreement”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such term in the Subscription Agreement.

1. Payment Terms.

(a) All principal and other amounts owed under this Note shall bear interest at zero percent (0%) per annum.

(b) The unpaid principal under this Note shall be payable on the date that is the earlier of (the “Maturity Date”): (i) two (2) business days following receipt by Maker of the principal sum with respect to payment by investors of capital contributions in response to a Capital Call for the Purchase Price made by Maker, pursuant to Section 4(o) of the Subscription Agreement; and (ii) October 17, 2012.

(c) All payments owing under this Note shall be made by Maker to Payee in lawful money of the United States of America in immediately available funds. Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty. All payments made on this Note shall be deemed paid as of the date Maker initiates wires in immediately available funds for payment to Payee and such funds are debited from Maker’s account so long as any such payment is made in good faith and in accordance with the wire transfer instructions provided by Payee to Maker.

2. Creation of the Pledge.

(a) In order to secure the full and punctual payment of the Purchase Price to Payee in accordance with the terms and provisions of the Subscription Agreement, Maker hereby pledges and grants to Payee a first priority lien on, and security interest in and to, and agrees and acknowledges that Payee has and shall continue to have, a security interest in and to, and assigns, transfers, pledges, and conveys to Payee, all of Maker’s right, title and interest in and to the following described collateral (the “Collateral”) now owned or hereinafter acquired, howsoever arising or created, and whether now existing or hereafter arising, existing, or created: (i) 100% of the Purchased Shares and the Warrants, of which Maker is a beneficial owner pursuant to the Subscription Agreement and the Warrants; and (ii) all products, proceeds, revenues, distributions, dividends, stock dividends, securities, and other property, rights, and interests that Maker receives or is at any time entitled to receive on account of the same.

(b) For purposes of perfecting the security interest created hereunder, Payee shall hold in its possession and control, the original share certificates evidencing the Purchased Shares, until such time that Purchase Price has been paid in full.

3. Events of Default. Each of the following events shall constitute an “Event of Default” hereunder:

(a) Maker shall default in the payment of any amount owing under this Note when due (whether on demand or otherwise);

(b) any representation, warranty or certification made herein or in the Subscription Agreement (including any schedule or supplement thereto) by Maker is not true or correct in any material respect;

(c) Maker shall default in the performance of any of its obligations under the Subscription Agreement, this Note or any other Transaction Document between Maker and Payee;

(d) Maker shall admit in writing its inability to, or Payee shall in good faith believe that Maker is generally unable to (and written notice thereof is provided to Maker), pay its debts as such debts become due;

(e) Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the bankruptcy law of any applicable jurisdiction; (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts; (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the bankruptcy law of any applicable jurisdiction; or (vi) take any action for the purpose of effecting any of the foregoing;

(f) a proceeding or case shall be commenced, without the application or consent of Maker, in any court of competent jurisdiction, seeking: (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts; (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Maker or of all or any substantial part of its property or assets; or (iii) similar relief in respect of Maker under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or an order for relief against such Maker shall be entered in an involuntary case under the bankruptcy law of any applicable jurisdiction; or

(g) Payee’s liens and security interests in any of the Collateral for this Note should become unenforceable.

4. Remedies. Upon the occurrence of any Event of Default hereunder, then Payee may, without any kind of presentment, demand, protest or any kind of notice, each of which are expressly waived by Maker, at its option: (i) declare the entire unpaid balance of the principal amount hereunder to be immediately due and payable; (ii) reduce any claim to judgment; (iii) pursue and enforce any of Payee’s rights and remedies available pursuant to any applicable law or agreement including, without limitation, foreclosing all liens and security interests securing payment thereof or any part thereof; (iv) terminate all of Payee’s obligations under the Subscription Agreement or any other Transaction Document; and/or (v) demand specific performance of the terms of the Subscription Agreement, this Note and the Transaction Documents (and Maker hereby waives any defense to such remedy based upon the adequacy of a remedy at law); provided, that, in the case of any Event of Default specified in Sections 4(e) or 4(f) above with respect to Maker, without any notice to Maker or any other act by Payee, the principal of this Note shall become immediately due and payable.

5. Costs. Maker agrees that, if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker shall pay all reasonable costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, including all costs of appeal.

6. Notices. Any notice that may be given by either Maker or Payee shall be in writing and shall be given in accordance with Section 6(h) of the Subscription Agreement.

7. Choice of Law. The Laws of the State of New York, without reference to any conflict of Laws provisions thereof that would result in the application of the Law of a different jurisdiction, will govern all questions concerning the construction, validity and interpretation of this Note.

8. Venue. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New York, New York in connection with any matter based upon or arising out of this Note or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the Laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Note or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

9. WAIVER OF JURY TRIAL. MAKER AND PAYEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF MAKER OR PAYEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10. Amendment and Waiver. The provisions of this Note may be amended and waived only with the prior written consent of Maker and Payee. No delay or failure of Payee in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Payee are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Payee of any breach or default under this Note or any such waiver of any provision or condition of this Note must be in writing by Payee and shall be effective only to the extent in such writing specifically set forth.

11. Entirety. This Note constitutes the entire agreement and understanding between Maker and Payee and the final expression thereof and supersedes any and all prior agreements and understandings, written or oral, formal or informal, between Maker and Payee relating to the subject matter hereof and thereof.

12. Binding Effect and Non-Transferability. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and assigns; provided, that neither Maker nor Payee may assign or transfer this Note without the prior written consent of the other party.

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Signature Page Follows.]

MAKER:

CLEANTECH EUROPE II (A), L.P.

By:	/s/ Samer Salty
Name:	Samer Salty
Title:	Chief Executive Officer

Signature Page to Promissory Note and Pledge Agreement